POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, American Century Target Maturities Trust, hereinafter called the "Trust", and certain trustees and officers of the Trust, do hereby constitute and appoint George A. Rio, Douglas A. Paul, Patrick A. Looby, Charles A. Etherington, and Charles C.S. Park, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Trust to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Trust in its behalf and to affix its seal, and to sign the names of each of such trustees and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Trust has caused this Power to be executed by its duly authorized officers on this the 9th day of July, 1998.

                        AMERICAN CENTURY TARGET MATURITIES TRUST


                        By: /s/  George A. Rio
                        George A. Rio, President


                               SIGNATURE AND TITLE


/s/  George A. Rio                                        /s/  Ronald J. Gilson
George A. Rio                                             Ronald J. Gilson
President, Principal Executive and                        Director
Principal Financial Officer

/s/  Maryanne Roepke                                      /s/  Myron S. Scholes
Maryanne Roepke                                           Myron S. Scholes
Vice President and Treasurer                              Director

/s/  James E. Stowers, III                                /s/  Kenneth E. Scott
James E. Stowers, III                                     Kenneth E. Scott
Director                                                  Director

/s/  William M. Lyons                                     /s/  Isaac Stein
William M. Lyons                                          Isaac Stein
Director                                                  Director

/s/  Albert A. Eisenstat                                  /s/  Jeanne D. Wohlers
Albert A. Eisenstat                                       Jeanne D. Wohlers
Director                                                  Director


Attest:

By: /s/  Douglas A. Paul
    Douglas A. Paul, Secretary